Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-A

For registration of certain classes of securities

pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

OCEANAUT, INC.

(Exact name of the Registrant as specified in its charter)

The Republic of the Marshall Islands	N/A
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

17th Km National Road, Athens-Lamia & Finikos Street

145 64 Nea Kifisia, Athens, Greece

(Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this Form relates (if applicable): File No. 333-140646

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Common Stock and one Warrant	American Stock Exchange
Common Stock, par value $.0001 per share	American Stock Exchange
Common Stock Purchase Warrants	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of The Registrant’s Securities to be Registered

The securities to be registered hereby are the units, common stock and warrants of Oceanaut, Inc. (the “Company”). The description of the units, the common stock and the warrants, contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form F-1 (Registration No. 333-140646), filed with the Securities and Exchange Commission on February 13, 2007 (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits

The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number	Description

3.1.	Amended and Restated Certificate of Incorporation.*

3.2.	Articles of Amendment to Amended and Restated Certificate of Incorporation.*

3.3.	By-laws.*

4.1.	Specimen Unit Certificate.*

4.2.	Specimen Common Stock Certificate.*

4.3.	Specimen Warrant Certificate.*

4.4.	Warrant Agreement between Continental Stock Transfer & Trust Company and the Company.*

*	Incorporated by reference to the corresponding exhibit filed with the Registration Statement, SEC File No. 333-140646.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Oceanaut, Inc.

By:	/s/ Christopher Georgakis
Christopher Georgakis
President and Chief Executive Officer

Date: February 28, 2007